UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
July 31, 2017
Date of Report
(Date of earliest event reported)

WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35638	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (302) 792-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

WSFS FINANCIAL CORPORATION
INFORMATION TO BE INCLUDED IN THE REPORT
Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 3, 2017, WSFS Financial Corporation (“WSFS”) announced that Rodger Levenson had been promoted to Executive Vice President and Chief Operating Officer, effective July 31, 2017. Mr. Levenson joined WSFS in November 2006 as Executive Vice President of Commercial Banking. He served as Chief Commercial Banking Officer through April 2015, at which time he assumed the role of interim Chief Financial Officer until June 2016, and has most recently served as Chief Corporate Development Officer. In his role as Chief Operating Officer, Mr. Levenson will oversee the Executive Leadership Team, with oversight responsibilities for Commercial, Retail, Wealth and Cash Connect as well as support service areas including Information Technology, Risk, Human Capital and Finance.

WSFS also announced that Marvin (Skip) N. Schoenhals has decided to step down as Chairman of the Boards of Directors of each of WSFS and WSFS Bank, effective July 31, 2017. Mr. Schoenhals served as Chairman of each board for 25 years, and will continue to serve as a director on both boards. Each of the Boards of Directors of WSFS and WSFS Bank elected Mark A. Turner to serve its Chairman, effective July 31, 2017. Mr. Turner has been President, Chief Executive Officer and a Director of WSFS and WSFS Bank since 2007 and will continue in those roles. Mr. Turner previously also served as the Chief Operating Officer and the Chief Financial Officer of WSFS.

As part of WSFS’ ongoing commitment to sound corporate governance, Board Member Eleuthère I. du Pont, President of the Longwood Foundation, will continue to serve in his role as Lead Independent Director.

For further details, reference is made to the press release dated August 3, 2017, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
99.1   Press Release Dated August 3, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date:	August 3, 2017	By:	/s/ Dominic C. Canuso
Dominic C. Canuso Executive Vice President and Chief Financial Officer